Exhibit 99.1
                                  ------------

                                               [LOGO OF GEORGETOWN SAVINGS BANK]

PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                            Georgetown Bancorp, Inc.
               Reports Results for Quarter Ended December 31, 2006

         GEORGETOWN, MASSACHUSETTS, January 29, 2007 -
         Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported a net loss for the three months ended December 31, 2006 of $99,000, or $.04 per basic and diluted share compared to a net loss of $57,000 or $.02 per basic and diluted share for the three months ended December 31, 2005. The net loss for the six months ended December 31, 2006 was $185,000 or $.07 per basic and diluted share versus a net loss of $23,000 or $.01 per basic and diluted share for the six months ended December 31, 2005.

         Robert E. Balletto, President and Chief Executive Officer, said, "I am pleased to report that we have been successful in our recruiting of a proven, senior commercial lender with the hiring of Charles R. Shediac (see press release dated December 12, 2006). We have further strengthened our ability to generate commercial business and build a residential mortgage banking operation by hiring Karen Cohn. The addition of these two professionals is expected to improve operating results in future periods through increased commercial loan and deposit volume, as well as providing a new source of non-interest income in the form of mortgage banking fees. We continue to be encouraged about the long-term outlook for increasing shareholder value based on the investments we have made and continue to make in personnel, infrastructure and technology."

         Net interest income decreased $99,000, or 9.5% to $940,000 for the three months ended December 31, 2006, from $1.0 million for the same period in 2005. The decrease in net interest income was primarily a result of the decrease in net interest margin to 2.40% during the three months ended December 31, 2006, from 2.71% for the same period in 2005. Net interest income decreased $177,000, or 8.3% to $1.9 million for the six months ended December 31, 2006, from $2.1 million for the six months ended December 31, 2005. The decrease in net interest income was primarily a result of the decrease in net interest margin to 2.47% during the six months ended December 31, 2006, from 2.79% for the same period in 2005.

         The provision for loan losses for the three months ended December 31, 2006 was $41,000 compared to a provision of $25,000 for the three months ended December 31, 2005. The provision for loan losses for the six months ended December 31, 2006 was $105,000 compared to a provision of $58,000 for the six months ended December 31, 2005.

         Non-interest income for the three months ended December 31, 2006 increased $55,000 or 51.9% to $162,000, compared to $107,000 for the three months ended December 31, 2005. Non-interest income for the six months ended December 31, 2006 increased $121,000 or 55.8% to $337,000, compared to $216,000 for the six months ended December 31, 2005. The increase in the three and six months ended December 31, 2006 was primarily due to income generated from the Bank's Overdraft Privilege Program, which was launched in April 2006.

         Non-interest expense for the three months ended December 31, 2006 decreased $4,000 or 0.3% to $1.2 million. The decrease in expenses was primarily due to a reduction of $44,000 or 48.4% in advertising expense, reflecting branch opening expeditures in 2005, partially offset by $34,000 in current period expense related to personnel restructurings. Non-interest expense for the six months ended December 31, 2006 increased $134,000 or 5.8% to $2.5 million, from $2.3 million for the same period in 2005. The increase was primarily due to recruitment and personnel restructuring expenses of $111,000 and from additional operating expenses related to the North Andover office, which opened in December 2005.

         Total assets decreased by $4.5 million, or 2.7%, to $164.4 million at December 31, 2006 from $168.9 million at June 30, 2006. Net loans receivable decreased $2.0 million or 1.5%, to $126.8 million at December 31, 2006, from $128.8 million at June 30, 2006. The decrease was primarily due to a $4.2 million or 43.9% decrease in construction loans, which completed their construction phase and were paid off, partially offset by a $2.4 million or 20.6% increase in commercial real estate loans. Total interest earning assets decreased $4.4 million or 2.8% to $154.3 million at December 31, 2006, from $158.7 million at June 30, 2006.

         Total deposits decreased $2.1 million or 2.2%, to $94.4 million at December 31, 2006 from $96.6 million at June 30, 2006. The decrease was primarily due to the payoff of a $2.0 million brokered deposit. Increases in certificates of deposit and NOW accounts were offset by decreases in money market and savings accounts.

         Total borrowings from the FHLB decreased $574,000 or 1.1%, to $50.6 million at December 31, 2006 from $51.2 million at June 30, 2006.

         Total stockholders' equity decreased $699,000 or 3.8% to $18.0 million at December 31, 2006, compared to $18.7 million at June 30, 2006, which represented 10.92% and 11.05% of total assets, respectively, at those dates. The decrease in total stockholders' equity was primarily due to the repurchase of 78,000 shares of the Company's stock at a cost of $751,000.

                            GEORGETOWN BANCORP, INC.
                        STATEMENTS OF FINANCIAL CONDITION
                        ---------------------------------
                                   (unaudited)
                                     ASSETS

                                                                    At              At
                                                               December 31,      June 30,
                                                                   2006            2006
                                                               ------------    ------------
                                                              (In thousands)  (In thousands)
Cash and due from banks                                        $      3,426    $      3,257
Short-term investments                                                  217             720
                                                               ------------    ------------
               Total cash and cash equivalents                        3,643           3,977

Securities available for sale, at fair value                         14,269          15,465
Securities held to maturity, at amortized cost                        8,951           9,823
Federal Home Loan Bank stock, at cost                                 2,905           2,905
Loans, net of allowance for loan losses of $1,111,000
    at December 31, 2006 and $1,016,000 at June 30, 2006            126,808         128,778
Premises and equipment                                                5,018           5,230
Accrued interest receivable                                             666             674
Bank-owned life insurance                                             1,374           1,211
Other assets                                                            760             852
                                                               ------------    ------------

               Total assets                                    $    164,394    $    168,915
                                                               ============    ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                       $     94,437    $     96,571
Short-term borrowings                                                15,250          22,300
Long-term Federal Home Loan Bank advances                            35,397          28,921
Securities sold under agreements to repurchase                          711             762
Mortgagors' escrow accounts                                             293             289
Accrued expenses and other liabilities                                  346           1,413
                                                               ------------    ------------
               Total liabilities                                    146,434         150,256
                                                               ------------    ------------

Commitments and Contingencies                                            --              --

Stockholders' equity:
Preferred stock, $0.10 par value per share:                       1,000,000
  shares authorized; none outstanding                                    --              --
Common Stock, $0.10 par value per share: 10,000,000
  shares authorized; 2,777,250 shares issued, 2,699,250 and             278             278
  2,777,250 shares outstanding at December 31, 2006
  and June 30,2006, respectively
Additional paid-in capital                                           11,452          11,452
Retained earnings                                                     7,808           7,996
Accumulated other comprehensive loss                                   (131)           (330)
Treasury stock, at cost (78,000 shares at December 31, 2006)           (751)             --
Unearned compensation - ESOP                                           (696)           (737)
                                                               ------------    ------------
               Total stockholders' equity                            17,960          18,659
                                                               ------------    ------------

               Total liabilities and stockholders' equity      $    164,394    $    168,915
                                                               ============    ============

                                               GEORGETOWN BANCORP, INC.
                                               STATEMENTS OF OPERATIONS
                                               ------------------------
                                                     (unaudited)

                                                             Three Months Ended              Six Months Ended
                                                        December 31,    December 31,    December 31,    December 31,
                                                            2006            2005            2006            2005
                                                        ------------    ------------    ------------    ------------
                                                               (In thousands)                  (In thousands)
Interest and dividend income:
    Loans, including fees                               $      1,892    $      1,633    $      3,806    $      3,228
    Investment interest and dividends                            312             349             677             680
    Short-term investments                                        13              30              21              60
                                                        ------------    ------------    ------------    ------------
               Total interest and dividend income              2,217           2,012           4,504           3,968
                                                        ------------    ------------    ------------    ------------

Interest expense:
    Deposits                                                     662             451           1,314             859
Short-term borrowings                                            199             281             493             551
Long-term Federal Home Loan Bank advances                        414             239             747             431
    Securities sold under agreements to repurchase                 2               2               4               4
                                                        ------------    ------------    ------------    ------------
               Total interest expense                          1,277             973           2,558           1,845
                                                        ------------    ------------    ------------    ------------

Net interest income                                              940           1,039           1,946           2,123
Provision for loan losses                                         41              25             105              58
                                                        ------------    ------------    ------------    ------------
Net interest income, after provision for loan losses             899           1,014           1,841           2,065
                                                        ------------    ------------    ------------    ------------

Non-interest income:
    Customer service fees                                        139              90             295             182
    Income from bank-owned life insurance                         16              12              27              23
    Other                                                          7               5              15              11
                                                        ------------    ------------    ------------    ------------
               Total non-interest income                         162             107             337             216
                                                        ------------    ------------    ------------    ------------

Non-interest expenses:
    Salaries and employee benefits                               642             626           1,328           1,279
    Occupancy and equipment expenses                             201             172             408             342
    Data processing expenses                                      71              66             148             123
    Professional fees                                             94             112             162             197
    Advertising expense                                           47              91              59             101
    Other general and administrative expenses                    153             145             351             280
                                                        ------------    ------------    ------------    ------------
               Total non-interest expenses                     1,208           1,212           2,456           2,322
                                                        ------------    ------------    ------------    ------------

Loss before income taxes                                        (147)            (91)           (278)            (41)

Income tax benefit                                               (48)            (34)            (93)            (18)
                                                        ------------    ------------    ------------    ------------

Net loss                                                $        (99)   $        (57)   $       (185)   $        (23)
                                                        ============    ============    ============    ============

Net loss per share:
Basic and diluted                                       ($      0.04)   ($      0.02)   ($      0.07)   ($      0.01)

Basic and diluted weighted average shares outstanding      2,628,348       2,698,407       2,651,593       2,697,572


About Georgetown Savings Bank
-----------------------------

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA, North Andover, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.


Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END